EXHIBIT 99.3

Instruction to Registered Holder and/or

Book-entry Transfer Participant from Owner

of

Advance Stores Company, Incorporated

10¼% Senior Subordinated Notes Due 2008

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the Prospectus dated             , 2002 of Advance Stores Company, Incorporated, a Virginia corporation, (the “Company”), and a related Letter of Transmittal (which together constitute the “Exchange Offer”). Capitalized terms used but not defined herein have the meanings as ascribed to them in the Prospectus and the Letter of Transmittal.

This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$                                 of the 10¼% Senior Subordinated Notes Due 2008.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate statement):

(A)	☐ TO TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered):

$                        1 of the 10¼% Senior Subordinated Notes Due 2008, and not to tender other Old Notes, if any, held by you for the account of the undersigned;

OR

(B)	☐ NOT TO TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) it is not an affiliate of either the Company or its subsidiaries or, if the undersigned is an affiliate of the Company or its subsidiaries, it will comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), to the extent applicable, (ii) the New Notes are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, (iii) the undersigned has not entered into an arrangement or understanding with any other person to participate in the distribution (within the meaning of the Securities Act) of the Old Notes or the New Notes, and (iv) the undersigned is not a broker-dealer who purchased the notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act. If the undersigned is a broker-dealer (whether or not it is also an “affiliate”) that will receive New Notes for its own account pursuant to the Exchange Offer, it represents that such Old Notes to be exchanged were acquired by it as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

1 Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:
(zip code)

Telephone	Number:
            (area code)

Taxpayer Identification or Social Security Number:

Date:

2